Exhibit 10.7

[CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT
AND FILED SEPARATELYWITH THE SECURITIES AND EXCHANGE COMMISSION.]

NOTE AND WARRANT PURCHASE AGREEMENT

This NOTE AND WARRANT PURCHASE AGREEMENT, dated as of March 22, 2011, (this “Agreement”) is entered into by and between Dais Analytic Corporation, a New York corporation (“Company”), with its principal executive office at 11552 Prosperous Drive, Odessa, FL 33556, and Platinum-Montaur Life Sciences, LLC, a Delaware limited liability company with an address of 152 West 57th Street, 54th Floor, New York, NY 10019 (“Investor”).

RECITALS

A. On the terms and subject to the conditions set forth herein, the Investor is willing to purchase from Company, and Company is willing to sell to the Investor, a secured convertible promissory note in the principal amount set forth opposite the Investor’s name on Schedule I hereto, together with a related warrant to acquire shares of Company’s common stock.

B. Capitalized terms not otherwise defined herein shall have the meaning set forth in the form of Note (as defined below) attached hereto as Exhibit A.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1. The Note and Warrant.

(a) Issuance of Note and Warrant. At the Closing (as defined below), Company agrees to issue and sell to the Investor, and, subject to all of the terms and conditions hereof, the Investor agrees to purchase, a secured convertible promissory note in the form of Exhibit A hereto (“Note”) in the principal amount set forth opposite the Investor’s name on Schedule I hereto.

(b) In consideration for the purchase by the Investor of the Note, the Company will issue to the Investor a warrant in the form attached hereto as Exhibit B (“Warrant”) to purchase up to a number of shares of the Company’s common stock equal to the number of shares set forth opposite the Investor’s name on the Schedule I hereto.

(c) Delivery. The sale and purchase of the Note and Warrant shall take place at a closing (the “Closing”) to be held at such place and time as Company and the Investor may determine (the “Closing Date”). At the Closing, Company will deliver to the Investor the Note and Warrant to be purchased by the Investor, against receipt by Company of the corresponding purchase price set forth on Schedule I hereto (the “Purchase Price”). The Note and Warrant will be registered in the Investor’s name in Company’s records.

(d) Use of Proceeds. The proceeds of the sale and issuance of the Note shall be used for general corporate purposes, including the discharge in full of all indebtedness of the Company to Bruce Mora, as evidenced by a promissory note in the original aggregate principal amount of approximately $50,000 (the “Mora Note”).

(e) Payments. The Company will make all cash payments due under the Note in immediately available funds by 5 P.M. Eastern Time on the date that each payment is due in the manner and at the address for such purpose specified below the Investor’s name on Schedule I hereto, or at such other address as the Investor may from time to time direct in writing.

2. Representations and Warranties of Company. Company represents and warrants to the Investor that:

(a) Due Incorporation, Qualification, etc. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of New York; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a material adverse effect on the Company’s business and financial condition (“Material Adverse Effect”).

(b) Authority. The execution, delivery and performance by Company of each Transaction Document to be executed by Company and the consummation of the transactions contemplated thereby (i) are within the power of Company and (ii) have been duly authorized by all necessary actions on the part of Company.

(c) Enforceability. Each Transaction Document executed, or to be executed, by Company has been, or will be, duly executed and delivered by Company and constitutes, or will constitute, a legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(d) Non-Contravention. The execution and delivery by Company of the Transaction Documents executed by Company and the performance and consummation of the transactions contemplated thereby do not and will not (i) violate the Certificate of Incorporation or Bylaws of the Company or any material judgment, order, writ, decree, statute, rule or regulation applicable to Company; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any material mortgage, indenture, agreement, instrument or contract to which Company is a party or by which it is bound; or (iii) result in the creation or imposition of any Lien upon any property, asset or revenue of Company (other than any Lien arising under the Transaction Documents) or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to Company, its business or operations, or any of its assets or properties.

(e) Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution and delivery of the Transaction Documents executed by Company and the performance and consummation of the transactions contemplated thereby.

(f) No Violation or Default. The Company is not in violation of or in default with respect to (i) its Certificate of Incorporation or Bylaws or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company; or (ii) any material mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which it is bound (nor is there any waiver in effect which, if not in effect, would result in such a violation or default), where, in each case, such violation or default, individually, or together with all such violations or defaults, could reasonably be expected to have a Material Adverse Effect.

(g) Litigation. No actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or, to the knowledge of Company, threatened against Company at law or in equity in any court or before any other governmental authority which if adversely determined (i) would (alone or in the aggregate) have a Material Adverse Effect or (ii) seeks to enjoin, either directly or indirectly, the execution, delivery or performance by Company of the Transaction Documents or the transactions contemplated thereby.

(h) Title. Company owns and has good title to all its respective assets and properties as reflected in the most recent Financial Statements delivered to Investor (except those assets and properties disposed of in the ordinary course of business since the date of such Financial Statements) and all respective assets and properties acquired by Company since such date (except those disposed of in the ordinary course of business). Such assets and properties are subject to no Lien, except for Permitted Liens.

(i) Intellectual Property. To the best of its knowledge, the Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, processes and other intellectual property rights necessary for its business as now conducted and as proposed to be conducted without any conflict with, or infringement of the rights of, others. Other than the security interest created in favor of the Investor pursuant to the Security Agreement, there are no liens, security interests or other encumbrances on any portion of the Collateral (as defined in the Security Agreement), except for liens in connection with the Mora Note.

(j) Financial Statements. The Financial Statements of Company which have been delivered to the Investor, (i) are in accordance with the books and records of Company, which have been maintained in accordance with good business practice; (ii) have been prepared in conformity with GAAP; and (iii) fairly present the consolidated financial position of Company as of the dates presented therein and the results of operations, changes in financial positions or cash flows, as the case may be, for the periods presented therein. The Company does not have any contingent obligations, liability for taxes or other outstanding obligations which are material in the aggregate, except as disclosed in the Financial Statements as filed with the Securities and Exchange Commission.

(k) Equity Securities. The equity securities (“Equity Securities”) of Company have the respective rights, preferences and privileges set forth in Company’s Certificate of Incorporation in effect on the date hereof. All of the outstanding Equity Securities of the Company have been duly authorized and are validly issued, fully paid and nonassessable. Except as set forth in the Disclosure Schedule, there are no restrictions on the transfer of Equity Securities of Company, other than those imposed by the Company’s Certificate of Incorporation and Bylaws as of the date hereof, or relevant state and federal securities laws, and no holder of any Equity Security of Company is entitled to preemptive or similar statutory or contractual rights, either arising pursuant to any agreement or instrument to which Company is a party or that are otherwise binding upon Company. The offer and sale of all Equity Securities of Company issued before the Closing Date complied with or were exempt from registration or qualification under all applicable federal and state securities laws.

(l) No Material Adverse Effect. No event has occurred and no condition exists which could reasonably be expected to have a Material Adverse Effect since November 15, 2010.

(m) Accuracy of Information Furnished. None of the Transaction Documents and none of the other certificates, statements or information furnished to Investor by or on behalf of Company in connection with the Transaction Documents or the transactions contemplated thereby contains or will contain, to the best of Company’s knowledge, any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(n) The Company shall provide, at the Company’s expense, such legal opinions as are reasonably necessary for the issuance and resale of the Company’s common stock issuable on conversion of the Note and exercise of the Warrant, whether pursuant to an effective registration statement, Rule 144 under the Securities Act of 1933, or otherwise provided, however, that the Company shall not be obligated to pay for more than four such legal opinions pursuant to this section 2(n) per calendar year.

(o) The Company has authorized and reserved, and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, shares of the Company’s common sock sufficient to effect the conversion of the Note and the exercise of the Warrant in accordance with the Note and the Warrant.

(p) The Company has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with the transactions contemplated by this Agreement.

3. Representations and Warranties of Investor. The Investor represents and warrants to Company upon the acquisition of the Note and the Warrant as follows:

(a) Binding Obligation. The Investor has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Each of this Agreement and the Note issued to such Investor is a valid and binding obligation of the Investor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b) Securities Law Compliance. The Investor has been advised that the Note, the Warrant and the underlying securities have not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. The Investor has not been formed solely for the purpose of making this investment and is purchasing the Note or Warrant to be acquired by the Investor hereunder for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof. The Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time. The Investor is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act.

(c) Access to Information. The Investor acknowledges that Company has given the Investor access to the corporate records and accounts of Company and to all information in its possession relating to Company, has made its officers and representatives available for interview by the Investor, and has furnished the Investor with all documents and other information required for the Investor to make an informed decision with respect to the purchase of the Note and the Warrant.

4. Conditions to Closing of the Investor. The Investor’s obligations at the Closing are subject to the fulfillment, on or prior to the Closing Date (except with respect to 4(e)(iv) herein), of all of the following conditions, any of which may be waived in whole or in part by all of the Investor:

(a) Representations and Warranties. The representations and warranties made by Company in Section 2 hereof shall have been true and correct in all respects when made, and shall be true and correct in all respects on the Closing Date, except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have, a Material Adverse Effect.

(b) Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Note and the Warrant.

(c) Legal Requirements. At the Closing, the sale and issuance by Company, and the purchase by the Investor, of the Note and Warrant shall be legally permitted by all laws and regulations to which the Investor or Company are subject.

(d) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Investor.

(e) Transaction Documents. Company shall have duly executed and delivered to the Investor the following documents:

(i) This Agreement;

(ii) The Note and Warrant issued hereunder;

(iii) The Security Agreement in the form of Exhibit C hereto (the “Security Agreement”);

(iv) All UCC-1 financing statements and other documents and instruments which the Investor may reasonably request to perfect its security interest in the collateral described in the Security Agreement shall be filed with the USPTO within ten (10) days after the Closing; and

(v) A Legal Opinion of Richardson & Patel, LLP in form and substance reasonably satisfactory to the Investor.

5. Conditions to Obligations of Company. Company’s obligation to issue and sell the Note at the Closing is subject to the fulfillment, on or prior to the Closing Date, of the following conditions, any of which may be waived in whole or in part by Company:

(a) Representations and Warranties. The representations and warranties made by the Investor in Section 3 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

(b) Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Note.

(c) Legal Requirements. At the Closing, the sale and issuance by Company, and the purchase by the Investor, of the Note shall be legally permitted by all laws and regulations to which the Investor or Company are subject.

(d) Purchase Price. The Investor shall have delivered to Company the Purchase Price in respect of the Note and Warrant being purchased by the Investor referenced in Section 1(b) hereof.

6. Miscellaneous.

(a) Waivers and Amendments. Any provision of this Agreement may be amended, waived or modified only upon the written consent of Company and Investor.

(b) Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(c) Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

(d) Successors and Assigns. Subject to the restrictions on transfer described in Sections 6(e) and 6(f) below, the rights and obligations of Company and the Investor of the Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(e) Registration, Transfer and Replacement of the Note. Company will keep, at its principal executive office, books for the registration and registration of transfer of the Note. Prior to presentation of the Note for registration of transfer, Company shall treat the Person in whose name such Note is registered as the owner and holder of such Note for all purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to any restrictions on or conditions to transfer set forth in the Note, the holder of any Note, at its option, may in person or by duly authorized attorney surrender the same for exchange at Company’s chief executive office, and promptly thereafter and at Company’s expense, except as provided below, receive in exchange therefor one or more new Note(s), each in the principal requested by such holder, dated the date to which interest shall have been paid on the Note so surrendered or, if no interest shall have yet been so paid, dated the date of the Note so surrendered and registered in the name of such Person or Persons as shall have been designated in writing by such holder or its attorney for the same principal amount as the then unpaid principal amount of the Note so surrendered. Upon receipt by Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (b) in the case of mutilation, upon surrender thereof, the Company, at its expense, will execute and deliver in lieu thereof a new Note executed in the same manner as the Note being replaced, in the same principal amount as the unpaid principal amount of such Note and dated the date to which interest shall have been paid on such Note or, if no interest shall have yet been so paid, dated the date of such Note.

(f) Assignment by Company. The rights, interests or obligations hereunder and under the other Transaction Documents may not be assigned, by operation of law or otherwise, in whole or in part, by Company without the prior written consent of Investor, which consent shall not be unreasonably withheld or delayed.

(g) Entire Agreement. This Agreement together with the other Transaction Documents constitute and contain the entire agreement among Company and Investor and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(h) Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to each party as follows: (i) if to the Investor, at the Investor’s address or facsimile number set forth in the Schedule of Investors attached as Schedule I, or at such other address as such Investor shall have furnished Company in writing, or (ii) if to Company, at 11552 Prosperous Drive, Odessa, FL 33556, Telephone: (727) 375-8484, Facsimile: (727) 375-8485, or at such other address or facsimile number as Company shall have furnished to the Investor in writing. All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the business day following the deposit with such service; (b) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when faxed, upon confirmation of receipt.

(i) Severability of this Agreement. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(j) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

COMPANY:

DAIS ANALYTIC CORPORATION a New York corporation
By:	/s/ Timothy N. Tangredi
Name:	Timothy N. Tangredi
Title:	President & CEO

INVESTOR:
Platinum-Montaur Life Sciences, LLC
By:	/s/ Joseph Sanfilippo
Name:	Joseph Sanfilippo
Title:	CFO

[Signature page for Note and Warrant Purchase Agreement]

SCHEDULE I

SCHEDULE OF INVESTORS

Name and Address	Note Amount	Warrant	Purchase Price
Platinum-Montaur Life Sciences, LLC	$1,500,000	3,000,000 shares	$1,500,000

(1)	All payments on account of the Note shall be made by bank wire transfer of immediately available funds to: ***

2)	Address for all notices: Platinum-Montaur Life Sciences, LLC 152 West 57th Street, 4th Floor New York, NY 10019 Attn: Dr. Michael Goldberg Tel.: (212) 271-7895

***	This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

EXHIBIT A

FORM OF NOTE

EXHIBIT B

FORM OF WARRANT

EXHIBIT C

FORM OF SECURITY AGREEMENT